Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Registration Statement of Woodland Holdings Corporation (the “Company”) on Form 10 for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, V. Chase McCrea III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2015	By:	/s/ V. Chase McCrea III
V. Chase McCrea III
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Woodland Holdings Corporation and will be retained by Woodland Holdings Corporation and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.